Exhibit 24.2

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints each of A. Haag Sherman, Patrick Howard, Ken Bramlage and any other duly appointed individual and each of them acting singly, as the undersigned’s true and lawful attorneys-in-fact and agents, with full powers of substitution or revocation, for the undersigned and in undersigned’s name, place and stead, in any and all capacities, (1) to prepare, sign in the undersigned’s name and on the undersigned’s behalf and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13(d) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC; (2) to sign any and all Schedules 13D/G, as appropriate, in connection with the undersigned’s beneficial ownership of securities of Tectonic Financial, Inc. (the “Company”) that may be required of the undersigned pursuant to Section 13(d) of the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder, and to file the same and all other documents in connection therewith, with the SEC and any stock exchange or similar authority; and (3) to do and perform any and all acts for and on the undersigned’s behalf which may be necessary or desirable to complete and execute any such Schedule 13D/G, as appropriate, or other document, and timely file such form or report with the SEC and any stock exchange or similar authority.

The undersigned hereby grants unto said attorneys-in-fact and agents, each acting singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting singly, or his substitute, may lawfully do or cause to be done by virtue hereof. The undersigned declares that any act or thing lawfully done hereunder by the undersigned’s said attorneys-in-fact and agents shall be binding on the undersigned and the undersigned’s heirs, legal and personal representatives, and assigns, whether the same shall have been done before or after the undersigned’s death, or other revocation of this instrument, unless and until reliable notice thereof shall have been received by any party who, upon the faith of this instrument, accepts the undersigned’s said attorneys-in-fact and agents as authorized to represent the undersigned. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the undersigned request, are not assuming, and the Company is not assuming, any of the undersigned’s responsibilities to comply with Section 13(d) of the Securities and Exchange Act of 1934.

This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D/G, as appropriate, with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to either of the foregoing attorneys-in-fact.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has hereunto set his, her or its hand and seal this 10th day of February, 2022.

THE BOLT FAMILY IRREVOCABLE TRUST

By:   /s/ Tracy A. Bolt

Name: Tracy A. Bolt, Trustee

IF HOLDINGS, LLC

By:   /s/ Randall A. Woods

Name: Randall A. Woods, Sole Member